Exhibit 99.1

Webcast:	Today, July 30, 2010 at 11:00 a.m. ET
www.bbgi.com

Replay information provided below

News Announcement	For Immediate Release

CONTACT:
B. Caroline Beasley, Chief Financial Officer	Joseph N. Jaffoni
Beasley Broadcast Group, Inc.	Jaffoni & Collins Incorporated
239/263-5000; email@bbgi.com	212/835-8500 or bbgi@jcir.com

BEASLEY BROADCAST GROUP SECOND QUARTER REVENUE RISES

5.6% TO $24.9 MILLION; SAME-STATION NET REVENUE RISES 6.6%

SECOND QUARTER DILUTED EPS INCREASES THREE-FOLD TO $0.09

NAPLES, Florida, July 30, 2010 – Beasley Broadcast Group, Inc. (Nasdaq: BBGI), a large- and mid-size market radio broadcaster, today announced operating results for the three- and six-month periods ended June 30, 2010 as summarized below:

Summary of Second Quarter and Year-to-date Results

In millions, except per share data	Three Months Ended June 30,		Change	Six Months Ended June 30,		Change
	2010	2009		2010	2009
Net revenue	$24.9	$23.6	5.6%	$46.8	$46.2	1.3%
Station operating income (SOI - non-GAAP)	8.5	6.7	26.5%	14.5	12.1	20.4%
Operating income	5.8	4.0	46.4%	9.1	6.5	41.3%
Net income	2.0	0.7	188.1%	2.6	0.7	258.1%
Net income per diluted share	$0.09	$0.03	200.0%	$0.11	$0.03	266.7%

The $1.3 million, or 5.6% increase in net revenue during the three months ended June 30, 2010, compared with the same period in 2009, primarily reflects higher net revenue at the Company’s Las Vegas, Philadelphia and Ft. Myers-Naples market clusters. Beyond these clusters, total net revenue from the Company’s other eight market clusters in the second quarter of 2010 was comparable to the year ago period as the Company generated net revenue increases from three market clusters which more than offset revenue declines at the Company’s remaining five market clusters. On a same-station basis consolidated net revenue (a non-GAAP financial measure as defined on page 3) rose 6.6% in the 2010 second quarter to $24.9 million from $23.4 million in the second quarter of 2009.

The $1.8 million, or 46.4% year-over-year improvement in 2010 second quarter operating income reflects the increased net revenue as well as benefits of the Company’s cost containment measures which collectively resulted in a 2.6% reduction in total operating expenses including a 7.7% reduction in costs of services and flat corporate general and administrative expenses which more than offset a 2.1% rise in selling, general and administrative expenses which were primarily related to the higher revenue levels.

Second quarter 2010 station operating income (SOI), a non-GAAP financial measure, rose $1.8 million, or 26.5% to $8.5 million compared with the 2009 second quarter, reflecting both the higher net revenue in the period as well as a 2.7% decline in station operating expenses. On a same-station basis second quarter 2010 SOI rose 21.2% to $8.5 million, from $7.0 million in the same period of 2009.

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Beasley Broadcast Group, 7/30/10	page 2

The growth in 2010 second quarter net income and net income per basic and diluted share reflect the rise in operating income in the period and a $0.3 million, or 9.5% reduction in interest expense as a result of lower outstanding credit facility balances which more than offset a $0.8 million, or 135.9% rise in income tax expense.

Please refer to the “Calculation of SOI,” “Reconciliation of SOI to Net Income,” “Calculation of Same-Station SOI,” and “Reconciliation of Same-Station SOI to Net Income” tables at the end of this announcement for a discussion regarding SOI calculations.

Commenting on the results, George G. Beasley, Chairman and Chief Executive Officer, said, “The radio industry and Beasley Broadcast Group are continuing to see a rebound in advertising spending and the 6.6% rise in second quarter same-station net revenue was the Company’s best comparison since late 2007. The significant growth in second quarter SOI, operating income and net income again highlights the value of the Company’s streamlined cost structure and the significant operating leverage in our model.

“Key Beasley clusters in Philadelphia, Las Vegas, Ft. Myers, Augusta and the Coastal Carolinas exceeded results from a year ago and operating results also benefited from growth in national revenue, reversing a trend from recent periods. In addition, the Company continued to drive strong interactive revenue growth with second quarter revenue from these sources rising approximately 19% from 2009 second quarter levels. Reflecting station level expense management disciplines, the Company generated second quarter SOI margins of 34.0%, a significant rise from 28.4% in the comparable period last year.

“We intend to remain vigilant with our expense management programs and to further reduce borrowings under our credit facility as well as our leverage ratio. In this regard, we ended the 2010 second quarter with approximately $147.8 million of borrowings under our credit facility, down from $151.8 million at the end of 2009 and a marked reduction from $174.5 million at December 31, 2008, and we accomplished this despite the enormous challenges presented during this period by the economic recession.

“The second quarter results demonstrate that Beasley Broadcast Group is well positioned to benefit both on the top and bottom line from even modest advertising activity increases in our markets. Looking forward, we remain focused on managing our station clusters to match or exceed the revenue performance of the market, participating in expected higher levels of political spending in the second half of 2010 and further growing revenue related to our interactive initiatives.”

Webcast Information

The Company will host a webcast today, July 30, 2010, at 11:00 a.m. ET to discuss its financial results and operations. Interested parties may access the webcast at the Company’s web site at www.bbgi.com. Questions from analysts and institutional investors may be e-mailed to ir@bbgi.com at any time up until 10:00 a.m. ET today. Management will answer as many questions as possible during the webcast. Following its completion, a replay of the webcast can be accessed for five days on the Company’s web site, www.bbgi.com.

Founded in 1961, Beasley Broadcast Group, Inc. is a radio broadcasting company that owns and operates 42 stations (26 FM and 16 AM) located in eleven large- and mid-size markets in the United States. The Company also operates one station in the expanded AM band in Augusta.

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Beasley Broadcast Group, 7/30/10	page 3

Definitions

Station Operating Income (SOI) consists of net revenue less station operating expenses. We define station operating expenses as cost of services and selling, general and administrative expenses.

Same-station results, as presented herein, compare stations operated by the Company throughout all periods presented in the following tables. For the three and six months ended June 30, 2010 and 2009, same-station results exclude the operating results from KBET-AM and certain assets used in the operation of radio stations KCYE-FM and KFRH-FM in Las Vegas, Nevada, which were divested during the third quarter of 2009.

SOI and same-station SOI are financial measures of performance that are not calculated in accordance with U.S. generally accepted accounting principles, which we refer to as GAAP. We use these non-GAAP financial measures for internal budgeting purposes. We also use SOI to make decisions as to the acquisition and disposition of radio stations. SOI and same-station SOI excludes corporate-level costs and expenses and depreciation and amortization, which may be material to an assessment of the Company’s overall operating performance. Management compensates for this limitation by separately considering the impact of these excluded items to the extent they are material to operating decisions or assessments of the Company’s operating performance. Moreover, the corresponding amounts of the non-cash and corporate-level costs and expenses excluded from the calculation are available to investors as they are presented on our statements of operations contained in our periodic reports filed with the Securities and Exchange Commission (SEC).

While the Company recognizes that because SOI is not calculated in accordance with GAAP, it is not necessarily comparable to similarly titled measures employed by other companies, SOI is a measure widely used in the radio broadcast industry. Management believes that SOI provides meaningful information to investors because it is an important measure of how effectively we operate our business (i.e., operate radio stations) and assists investors in comparing our operating performance with that of other radio companies. We also believe that providing SOI on a same-station basis is a useful measure of our performance because it presents SOI before the impact of any acquisitions or dispositions completed during the relevant periods. This allows investors to measure the performance of radio stations we owned and operated during the entirety of two operating periods being compared.

Note Regarding Forward-Looking Statements:

Statements in this release that are “forward-looking statements” are based upon current expectations and assumptions, and involve certain risks and uncertainties within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Words or expressions such as “intends,” “expects,” “expected,” “anticipates” or variations of such words and similar expressions are intended to identify such forward-looking statements. Key risks are described in our reports filed with the SEC including in our Annual Report on Form 10-K for the year ended December 31, 2009. Readers should note that forward-looking statements are subject to change and to inherent risks and uncertainties and may be impacted by several factors, including: a continuation or worsening of the current economic downturn and regulatory changes, the effect of radio station acquisitions or dispositions that we may make, the loss of key personnel, a downturn in the performance of our radio stations, our substantial debt levels and changes in the radio broadcast industry generally. Our actual performance and results could differ materially because of these factors and other factors discussed in the “Management’s Discussion and Analysis of Results of Operations and Financial Condition” of our SEC filings, including but not limited to annual reports on Form 10-K or quarterly reports on Form 10-Q, copies of which can be obtained from the SEC, www.sec.gov, or our website, www.bbgi.com. All information in this release is as of July 30, 2010, and we undertake no obligation to update the information contained herein to actual results or changes to our expectations.

-tables follow-

Beasley Broadcast Group, 7/30/10	page 4

BEASLEY BROADCAST GROUP, INC.

Consolidated Statements of Operations (Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009
Net revenue	$24,933,353	$23,604,628	$46,778,297	$46,168,496

Operating expenses:
Cost of services (including stock-based compensation and excluding depreciation and amortization) (1) (2)	7,579,938	8,214,997	14,767,667	16,090,523
Selling, general and administrative (including stock-based compensation) (1) (3)	8,864,768	8,680,502	17,463,644	17,991,774

Corporate general and administrative (including stock-based compensation) (4)	2,012,224	2,020,146	4,069,950	4,159,281

Depreciation and amortization	671,919	724,840	1,335,584	1,455,777

Total operating expenses	19,128,849	19,640,485	37,636,845	39,697,355
Operating income	5,804,504	3,964,143	9,141,452	6,471,141

Other income (expense):
Interest expense	(2,516,468)	(2,779,759)	(5,051,617)	(4,795,424)
Loss on extinguishment of long-term debt (5)	—	—	—	(513,642)
Other income (expense), net	143,844	113,374	257,628	150,757

Income before income taxes	3,431,880	1,297,758	4,347,463	1,312,832
Income tax expense	1,389,313	588,896	1,780,267	596,026

Net income	$2,042,567	708,862	$2,567,196	716,806

Basic and diluted net income per share	$0.09	0.03	$0.11	0.03

Basic common shares outstanding	22,482,173	22,342,810	22,457,072	22,315,945

Diluted common shares outstanding	22,533,366	22,402,166	22,499,257	22,370,739

(1)	We refer to “Cost of services,” and “Selling, general and administrative” together as “station operating expenses” for the “Calculation of SOI” and “Reconciliation of SOI to Net Income” below.
(2)	Includes stock-based compensation of $536 and $202 for the three months ended June 30, 2010 and 2009, respectively and $504 and $1,072 for the six months ended June 30, 2010 and 2009, respectively.
(3)	Includes stock-based compensation of $22,790 and $15,112 for the three months ended June 30, 2010 and 2009, respectively and $49,361 and $37,061 for the six months ended June 30, 2010 and 2009, respectively.
(4)	Includes stock-based compensation of $225,994 and $227,992 for the three months ended June 30, 2010 and 2009, respectively and $476,077 and $499,055 for the six months ended June 30, 2010 and 2009, respectively.
(5)	We recorded a loss on extinguishment of long-term debt of $0.5 million related to a credit agreement amendment during the six months ended June 30, 2009.

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Beasley Broadcast Group, 7/30/10	page 5

Selected Balance Sheet Data - Unaudited

(in thousands)

	June 30, 2010	December 31, 2009
Cash and cash equivalents	$7,923	$5,893
Working capital	13,610	11,777
Total assets	250,749	249,926
Long term debt, less current installments	142,113	146,840
Total stockholders’ equity	55,742	52,440

Selected Statement of Cash Flows Data - Unaudited

(in thousands)

	Six Months Ended June 30,
	2010	2009
Net cash provided by operating activities	$7,280,208	$6,137,608
Net cash used in investing activities	(306,454)	(252,595)
Net cash used in financing activities	(4,943,733)	(4,463,699)

Net increase in cash and cash equivalents	$2,030,021	$1,421,314

Calculation of SOI - Unaudited

	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009
Net revenue	$24,933,353	$23,604,628	$46,778,297	$46,168,496
Station operating expenses	(16,444,706)	(16,895,499)	(32,231,311)	(34,082,297)

SOI	8,488,647	$6,709,129	14,546,986	$12,086,199

Reconciliation of SOI to Net Income - Unaudited

	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009
SOI	$8,488,647	$6,709,129	$14,546,986	$12,086,199
Corporate general and administrative	(2,012,224)	(2,020,146)	(4,069,950)	(4,159,281)
Depreciation and amortization	(671,919)	(724,840)	(1,335,584)	(1,455,777)
Interest expense	(2,516,468)	(2,779,759)	(5,051,617)	(4,795,424)
Loss on extinguishment of long-term debt	—	—	—	(513,642)
Other income (expenses), net	143,844	113,374	257,628	150,757
Income tax expense	(1,389,313)	(588,896)	(1,780,267)	(596,026)

Net income	$2,042,567	708,862	$2,567,196	716,806

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Beasley Broadcast Group, 7/30/10	page 6

Calculation of Same-Station SOI - Unaudited

	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009
Reported net revenue	$24,933,353	$23,604,628	$46,778,297	$46,168,496
Sold stations	—	(207,401)	—	(557,279)

Same-station net revenue	$24,933,353	$23,397,227	$46,778,297	$45,611,217

Reported station operating expenses	$16,444,706	$16,895,499	$32,231,311	$34,082,297
Sold stations	—	(503,040)	—	(1,028,171)

Same-station operating expenses	$16,444,706	$16,392,459	32,231,311	$33,054,126

Same-station net revenue	$24,933,353	$23,397,227	$46,778,297	$45,611,217
Same-station operating expenses	16,444,706	16,392,459	$32,231,311	$33,054,126

Same-station SOI	$8,488,647	$7,004,768	$14,546,986	$12,557,091

Reconciliation of Same-Station SOI to Net Income - Unaudited

	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009
Same-station SOI	$8,488,647	$7,004,768	$14,546,986	$12,557,091
Same-station net revenue adjustment	—	207,401	—	557,279
Same-station station operating expenses adjustment	—	(503,040)	—	(1,028,171)
Corporate general and administrative	(2,012,224)	(2,020,146)	(4,069,950)	(4,159,281)
Depreciation and amortization	(671,919)	(724,840)	(1,335,584)	(1,455,777)
Interest expense	(2,516,468)	(2,779,759)	(5,051,617)	(4,795,424)
Loss on extinguishment of long-term debt	—	—	—	(513,642)
Other income (expenses), net	143,844	113,374	257,628	150,757
Income tax expense	(1,389,313)	(588,896)	(1,780,267)	(596,026)

Net income	$2,042,567	708,862	$2,567,196	716,806

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